PRICING SUPPLEMENT dated July 29, 2024

(To the Prospectus and Prospectus Supplement, each dated
April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023, Underlying Supplement no. 1-I dated April 13,
2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$2,596,000 Market Linked Securities — Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

■  Linked to the lowest performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® (each referred to as an “Index”)

■  The securities are redeemable debt securities that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at maturity. Whether the securities pay a contingent coupon, and, if the securities are not redeemed prior to stated maturity, whether you are repaid the principal amount of your securities at maturity will depend, in each case, on the closing level of the lowest performing Index as described below. The lowest performing Index on any eligible trading day during an observation period (including on the final calculation day) is the Index that has the lowest index return on that eligible trading day, calculated for each Index as the percentage change from its starting level to its closing level on that eligible trading day.

■  Contingent Coupon Payments. The securities will pay a contingent coupon payment with respect to each quarterly observation period until the earlier of maturity or early redemption if, and only if, the closing level of the lowest performing Index on each eligible trading day during that observation period is greater than or equal to its coupon threshold level. If the closing level of the lowest performing Index on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive any contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing indices perform favorably. If the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments throughout the entire term of the securities. The contingent coupon rate is 10.00% per annum.

■  Optional Redemption. We may, at our option, redeem the securities on any contingent coupon payment date beginning approximately three months after issuance. If we elect to redeem the securities prior to stated maturity, you will receive the principal amount plus any contingent coupon payment otherwise due.

■  Potential Loss of Principal. If we do not redeem the securities prior to stated maturity, you will be repaid the principal amount at maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 40%, and possibly all, of the principal amount of your securities.

■  The coupon threshold level for each Index is equal to 70% of its starting level. The downside threshold level for each Index is equal to 60% of its starting level.

■  You will not participate in any appreciation of any Index or receive any dividends on the securities composing the Indices.

■  Investors may lose some or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Index on each eligible trading day during the observation periods, including on the final calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-12 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$11.75	$988.25
Total	$2,596,000	$30,503	$2,565,497
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $11.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $10.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $0.50 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $973.30 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Indices:	Nasdaq-100 Index® (Bloomberg ticker: NDX), Russell 2000® Index (Bloomberg ticker: RTY) and Dow Jones Industrial Average® (Bloomberg ticker: INDU) (each referred to as an “Index,” and collectively as the “Indices”)
Pricing Date:	July 29, 2024
Issue Date:	August 1, 2024
Stated Maturity Date[1]:	August 3, 2027
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

With respect to each observation period, you will receive on the related contingent coupon payment date a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on each eligible trading day during that observation period is greater than or equal to its coupon threshold level.

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4.

Notwithstanding anything to the contrary in the accompanying product supplement, any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing Index on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date.  If the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates[1]:	Quarterly, on the third business day following each observation period end-date, provided that the contingent coupon payment date with respect to the final observation period will be the stated maturity date.
Contingent Coupon Rate:	The “contingent coupon rate” is 10.00% per annum.
Optional Redemption:

We may, at our option, redeem the securities, in whole but not in part, on any optional redemption date. If we elect to redeem the securities prior to the stated maturity date, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the principal amount plus any contingent coupon payment otherwise due.

If we elect to redeem the securities on an optional redemption date, we will give you notice on or before the observation period end-date immediately preceding that optional redemption date. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Index.

If the securities are redeemed early, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that optional redemption date.

Observation Period End-Dates[1]:	Quarterly, on the 29th day of each January, April, July and October, commencing October 2024 and ending July 2027. We refer to July 29, 2027 as the “final calculation day.”

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Observation Periods:

Each observation period will consist of each day that is a trading day for at least one Index (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.

If a market disruption event or non-trading day occurs with respect to an Index on any eligible trading day during an observation period (other than an observation period end-date), that Index will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to that observation period. For the avoidance of doubt, any such eligible trading day for any Index not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to that observation period, even if that day is not a trading day for any other Index or a market disruption event has occurred with respect to any other Index on that day.

Optional Redemption Dates[1]:	Quarterly, on the contingent coupon payment dates following each observation period end-date scheduled to occur from October 2024 to April 2027, inclusive
Maturity Payment Amount:

If we do not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any).  The “maturity payment amount” per security will equal:

•         if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level: $1,000; or

•         if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

If we do not redeem the securities prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any.  You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if its ending level is less than its downside threshold level.

Lowest Performing Index:

For any eligible trading day during an observation period (including the final calculation day), the “lowest performing Index” will be the Index with the lowest index return on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation Periods” above.

For the avoidance of doubt, if any eligible trading day is a valid day for only one Index, then that Index will be the lowest performing Index on that eligible trading day.

Index Return:

For any eligible trading day during an observation period, the “index return” of an Index is the percentage change from its starting level to its closing level on that day, calculated as follows:

closing level on that day – starting level

starting level

Coupon Threshold Level:

With respect to the Nasdaq-100 Index®: 13,341.643, which is equal to 70% of its starting level

With respect to the Russell 2000® Index: 1,564.7331, which is equal to 70% of its starting level

With respect to the Dow Jones Industrial Average®: 28,377.951, which is equal to 70% of its starting level

Downside Threshold Level:

With respect to the Nasdaq-100 Index®: 11,435.694, which is equal to 60% of its starting level

With respect to the Russell 2000® Index: 1,341.1998, which is equal to 60% of its starting level

With respect to the Dow Jones Industrial Average®: 24,323.958, which is equal to 60% of its starting level

Starting Level:

With respect to the Nasdaq-100 Index®: 19,059.49, its closing level on the pricing date

With respect to the Russell 2000® Index: 2,235.333, its closing level on the pricing date

With respect to the Dow Jones Industrial Average®: 40,539.93, its closing level on the pricing date

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Closing Level:	With respect to each Index, “closing level” has the meaning set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48135PA50
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $11.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $10.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $0.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the observation period end-dates, including the final calculation day, are Determination Dates and the contingent coupon payment dates and the optional redemption dates are Payment Dates.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Supplemental Terms of the Securities

Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment with contingent coupon payments at a rate of 10.00% per annum until the earlier of maturity or early redemption, if, and only if, the closing level of the lowest performing Index on each eligible trading day during the applicable observation period is greater than or equal to its coupon threshold level.
▪	You are willing and able to accept that you will not receive a contingent coupon payment with respect to an observation period if the closing level of the lowest performing Index on any eligible trading day during that observation period is less than its coupon threshold level, even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period.
▪	You do not anticipate that the closing level of the lowest performing Index will be less than its coupon threshold level on any eligible trading day during the observation periods, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are willing and able to accept the risk that, if we do not redeem the securities prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that we may redeem the securities prior to stated maturity at our option on any optional redemption date, that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to forgo participation in any appreciation of any Index, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Index on each eligible trading day during the observation periods and that you will not benefit in any way from the performance of the better performing Indices.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices.
▪	You understand and are willing to accept the full downside risks of all of the Indices.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Indices, nor will you have any voting rights with respect to the securities composing the Indices.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not redeemed.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the closing level of the lowest performing Index will be less than its coupon threshold level on one or more eligible trading days during the observation periods, and you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are unwilling or unable to accept the risk that, if we do not redeem the securities prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that we may redeem the securities prior to stated maturity at our option on any optional redemption date, that it is more likely that we will redeem the securities when it would otherwise be advantageous for

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

you to continue to hold the securities and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You seek exposure to any upside performance of any Index or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.
▪	You seek an investment that participates in the full appreciation of the Indices rather than an investment with a return that is limited to the contingent coupon payments that may be payable on the securities.
▪	You seek exposure to a basket composed of all of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index on each eligible trading day during the observation periods.
▪	You are unwilling to accept the risk of exposure to each of the Indices.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Indices.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if the securities are not redeemed.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Indices, please see the sections titled “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” below.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity

Unless we have previously redeemed the securities at our option, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period, as follows:

Step 1: Determine which Index is the lowest performing Index on each eligible trading day during the relevant observation period. The lowest performing Index on any eligible trading day during an observation period is the Index that has the lowest index return on that day, calculated for each Index as the percentage change from its starting level to its closing level on that day.

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period, as follows:

On the stated maturity date, if we have not previously redeemed the securities at our option, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index that has the lowest index return on the final calculation day, calculated for each Index as the percentage change from its starting level to its ending level (i.e., its closing level on the final calculation day).

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been redeemed prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

Hypothetical Security Return
Index Return of Lowest Performing Index
Security Return at Maturity
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
contingent downside exposure
for decrease of more than 40%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Closing Level of Lowest Performing Index from Pricing Date to Final Calculation Day

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Indices. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If We Do Not Redeem the Securities Prior to Stated Maturity and the Ending Level of the Lowest Performing Index on the Final Calculation Day Is Less Than Its Downside Threshold Level, You Will Lose More Than 40%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If we do not exercise our right to redeem the securities prior to stated maturity, the return on the securities at maturity is linked to the performance of the lowest performing Index on the final calculation day and will depend on whether, and the extent to which, that Index has appreciated or depreciated. If the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose 1% of the principal amount of the securities for every 1% that its ending level is less than its starting level (expressed as a percentage of the starting level). Accordingly, under these circumstances, you will lose more than 40%, and possibly all, of your principal amount at maturity.
•	The Securities Do Not Guarantee the Payment of Interest and May Not Pay Any Interest at All — If the securities have not been redeemed, we will make a contingent coupon payment on a contingent coupon payment date if, and only if, the closing level of the lowest performing Index on each eligible trading day during the related observation period is greater than or equal to its coupon threshold level. If the closing level of the lowest performing Index on any eligible trading day during the related observation period is less than its coupon threshold level, no contingent coupon payment will be made on the related contingent coupon payment date. Accordingly, if the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.
•	The Potential Return on the Securities Is Limited to the Sum of Any Contingent Coupon Payments and You Will Not Participate in Any Appreciation of Any Index — The potential return on the securities is limited to the sum of any contingent coupon payments that may be paid over the term of the securities, regardless of any appreciation of any Index, which may be significant. You will not participate in any appreciation of any Index. Therefore, your return on the securities may be lower than the return on a direct investment in the Indices.
•	Whether You Receive a Contingent Coupon Payment on a Contingent Coupon Payment Date Will Depend on the Closing Level of the Lowest Performing Index on Each Eligible Trading Day During the Related Observation Period — Whether you receive a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the closing level of the lowest performing Index on each eligible trading day during that observation period. If any eligible trading day during an observation period is a valid day for only one Index due to a market disruption event or non-trading day for the other Indices, then that Index will be the lowest performing Index on that eligible trading day. Therefore, if the closing level of any Index is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing Indices perform favorably.
•	You Will Be Subject to Reinvestment Risk and Our Redemption Right May Limit Your Potential to Receive Contingent Coupon Payments — We may, at our option, redeem the securities on any optional redemption date. If your securities are redeemed, the term of the securities may be reduced to as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are redeemed prior to stated maturity. Even in cases where the securities are redeemed before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.

Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the lowest performing Index is performing favorably from your perspective — in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive contingent coupon payments and been repaid the principal amount at maturity. Therefore, our redemption right is likely to limit your potential to receive contingent coupon payments if the lowest performing Index is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the lowest performing Index is performing unfavorably from your perspective — in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive contingent coupon payments and it is less likely that you will be repaid the principal amount at maturity.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Level of Each Index — Payments on the securities are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by any of the Indices over the term of the securities may negatively affect whether you will receive a contingent coupon payment on any contingent coupon payment date and may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Indices. Any payment on the securities will be determined by the lowest performing Index on each eligible trading day during the observation periods.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Index — Because, if the securities have not been redeemed, the maturity payment amount will be determined based on the performance of the lowest performing Index on the final calculation day, you will not benefit from the performance of the other Indices. Accordingly, if the ending level of any Index is less than its downside threshold level, you will lose some or all of your principal amount at maturity, even if the ending level of the other Indices is greater than or equal to its starting level.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Indices— It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities.
•	Higher Contingent Coupon Rates Are Associated with Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per security at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measure of the degree of variation in the level of each Index over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Indices or lower correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its coupon threshold level on one or more eligible trading days during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the ending level of at least one Index will be less than its downside threshold level such that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity.
•	The Benefit Provided by the Downside Threshold Level May Terminate on the Final Calculation Day — If the ending level of any Index is less than its downside threshold level and the securities have not been redeemed, the benefit provided by the downside threshold level will terminate and you will be fully exposed to any depreciation of the lowest performing Index.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

•	No Dividend Payments or Voting Rights — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in the Indices would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Indices;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in the Indices;
•	the actual and expected positive or negative correlation among the Indices, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Indices

•	The Notes Are Subject to Non-U.S. Securities Risk with Respect to the Nasdaq-100 Index® — Some of the equity securities included in the Nasdaq-100 Index® have been issued by non-U.S. companies. Investments in notes linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
•	JPMorgan Chase & Co. Is Currently One of the Companies that Make Up the Dow Jones Industrial Average® —JPMorgan Chase & Co. is currently one of the companies that make up the Dow Jones Industrial Average®. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Dow Jones Industrial Average® and the securities.
•	An Investment in the Securities Is Subject to Risks Associated with Small Capitalization Stocks with Respect to the Russell 2000® Index — The equity securities included in the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

•	Any Payment on the Securities Will Depend upon the Performance of Each Index and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in Any Index or Any of the Securities Underlying the Indices. Investing in the securities is not equivalent to investing directly in any or all of the Indices or any of the securities underlying the Indices or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Levels of an Index Should Not Be Taken as an Indication of the Future Performance of That Index During the Term of the Securities.
•	The Sponsor of an Index May Adjust That Index in a Way That Affects Its Level, and No Index Sponsor Has an Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in an Index.
•	We and Our Affiliates Have No Affiliation with Any Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to stated maturity, you will receive the principal amount of your securities plus any contingent coupon payment otherwise due on the applicable optional redemption date. In the event we redeem the securities prior to stated maturity, your total return on the securities will equal any contingent coupon payments received prior to the optional redemption date and any contingent coupon payment received on the optional redemption date.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical index returns of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any).

Hypothetical index return of lowest performing Index on final calculation day	Hypothetical maturity payment amount per security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-41.00%	$590.00
-50.00%	$500.00
-60.00%	$400.00
-75.00%	$250.00
-90.00%	$100.00
-100.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not redeemed at our option prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid on a contingent coupon payment date. The following examples reflect the contingent coupon rate of 10.00% per annum and assume the hypothetical starting level, coupon threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or coupon threshold level. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level for each Index is the closing level of that Index on the pricing date and is specified under “Terms of the Securities – Starting Level” in this pricing supplement. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” in this pricing supplement.

Example 1. The closing level of the lowest performing Index on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	The Nasdaq-100 Index®	The Russell 2000® Index	The Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during observation period:	75.00	80.00	85.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical lowest index return during observation period (lowest closing level during observation period – starting level) / starting level:	-25.00%	-20.00%	-15.00%

Step 1: Determine whether the closing level of the lowest performing Index on any eligible trading day during the relevant observation period is less than its coupon threshold level.

In this example, the closing level of each Index on each eligible trading day during the relevant observation period is greater than its coupon threshold level.

Step 2: Determine whether a contingent coupon payment will be payable on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold level, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $25.00 per security, determined as follows: (i) $1,000 multiplied by 10.00% per annum divided by (ii) 4, rounded to the nearest cent.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Example 2. The closing level of the lowest performing Index on at least one eligible trading day during the relevant observation period is less than its coupon threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

	The Nasdaq-100 Index®	The Russell 2000® Index	The Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during observation period:	125.00	105.00	55.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical lowest index return during observation period (lowest closing level during observation period – starting level) / starting level:	25.00%	5.00%	-45.00%

Step 1: Determine whether the closing level of the lowest performing Index on any eligible trading day during the relevant observation period is less than its coupon threshold level.

In this example, the closing level of the Dow Jones Industrial Average® on at least one eligible trading day during the relevant observation period is less than its coupon threshold level.

Step 2: Determine whether a contingent coupon payment will be payable on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the relevant observation period is less than its coupon threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. This is the case even though the closing levels of the better performing Indices are each greater than their respective coupon threshold levels on every eligible trading day during the relevant observation period, and would be the case even if the closing level of the Dow Jones Industrial Average® were greater than or equal to its coupon threshold level on every other eligible trading day during the relevant observation period.

As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period. Therefore, if the closing level of any Index is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on every other eligible trading day during that observation period, and even if the better performing indices perform favorably. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been redeemed at our option prior to stated maturity and assuming the hypothetical starting level, coupon threshold level, downside threshold level, closing level and ending level for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level, coupon threshold level or downside threshold level. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level for each Index is the closing level of that Index on the pricing date and is specified under “Terms of the Securities – Starting Level” in this pricing supplement. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” in this pricing supplement.

Example 1. The closing level of the lowest performing Index on each eligible trading day during the final observation period is greater than or equal to its coupon threshold level, and the ending level of the lowest performing Index on the final calculation day is greater than its starting level. As a result, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive a final contingent coupon payment.

	The Nasdaq-100 Index®	The Russell 2000® Index	The Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	90.00	85.00	95.00
Hypothetical ending level:	135.00	145.00	125.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00
Hypothetical lowest index return during final observation period (lowest closing level during final observation period – starting level) / starting level:	-10.00%	-15.00%	-5.00%
Hypothetical index return on final calculation day (ending level – starting level) / starting level:	35.00%	45.000%	25.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Dow Jones Industrial Average® has the lowest index return on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical downside threshold level, the maturity payment amount would equal the principal amount. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment because the closing level of the lowest performing Index on each eligible trading day during the final observation period is greater than its hypothetical coupon threshold level.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Example 2. The closing level of the lowest performing Index on at least one eligible trading day during the final observation period is less than its coupon threshold level, and the ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its downside threshold level. As a result, the maturity payment amount is equal to the principal amount of your securities at maturity but you will not receive a final contingent coupon payment.

	The Nasdaq-100 Index®	The Russell 2000® Index	The Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	95.00	105.00	65.00
Hypothetical ending level:	115.00	90.00	110.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00
Hypothetical lowest index return during final observation period (lowest closing level during final observation period – starting level) / starting level:	-5.00%	5.00%	-35.00%
Hypothetical index return on final calculation day (ending level – starting level) / starting level:	15.00%	-10.00%	10.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest index return on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical downside threshold level, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security, but no final contingent coupon payment since the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the final observation period is less than its coupon threshold level. This is the case even though the closing levels of the better performing Indices are greater than their respective coupon threshold levels on every eligible trading day during the relevant observation period, and even though the ending level of the Russell 2000® Index is greater than its coupon threshold level.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its coupon threshold level and its downside threshold level, the maturity payment amount is less than the principal amount of your securities at maturity and you do not receive a final contingent coupon payment.

	The Nasdaq-100 Index®	The Russell 2000® Index	The Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	40.00	80.00	105.00
Hypothetical ending level:	40.00	90.00	110.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00
Hypothetical lowest index return during final observation period (lowest closing level during final observation period – starting level) / starting level:	-60.00%	-20.00%	5.00%
Hypothetical index return on final calculation day (ending level – starting level) / starting level:	-60.00%	-10.00%	10.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Nasdaq-100 Index® has the lowest index return on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical downside threshold level, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

= $1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

= $1,000 + ($1,000 × -60.00%)

= $400.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $400.00 per security. Because the hypothetical ending level of the lowest performing Index on at least one eligible trading day during the final observation period is less than its coupon threshold level, you will not receive a final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index on the final calculation day if its ending level is less than its downside threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective downside threshold level.

To the extent that the starting level, coupon threshold level, downside threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The Nasdaq Stock Market based on market capitalization. For additional information about the Index, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Nasdaq-100 Index® based on the daily historical closing levels of the Nasdaq-100 Index® from January 2, 2019 through July 29, 2024. The closing level of the Nasdaq-100 Index® on July 29, 2024 was 19,059.49. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the Nasdaq-100 Index® should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Nasdaq-100 Index® on any eligible trading day during any observation period. There can be no assurance that the performance of the Nasdaq-100 Index® will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

The Russell 2000® Index

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Russell 2000® Index based on the daily historical closing levels of the Russell 2000® Index from January 2, 2019 through July 29, 2024. The closing level of the Russell 2000® Index on July 29, 2024 was 2,235.333. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any eligible trading day during any observation period. There can be no assurance that the performance of the Russell 2000® Index will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

The Dow Jones Industrial Average® Index

The Dow Jones Industrial Average® consists of 30 common stocks chosen as representative of the broad market of U.S. industry. For additional information on the Dow Jones Industrial Average®, see “Equity Index Descriptions — The Dow Jones Industrial Average®” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Dow Jones Industrial Average® based on the daily historical closing levels of the Dow Jones Industrial Average® from January 2, 2019 through July 29, 2024. The closing level of the Dow Jones Industrial Average® on July 29, 2024 was 40,539.93. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Dow Jones Industrial Average® should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Dow Jones Industrial Average® on any eligible trading day during any observation period. There can be no assurance that the performance of the Dow Jones Industrial Average® will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent coupon payments is uncertain, and although we believe it is reasonable to take a position that contingent coupon payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent coupon payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the Dow Jones Industrial Average® due August 3, 2027

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.